Exhibit 99.1

Contact:

Joe Crivelli

Senior Vice President

Gregory FCA

Direct: 610-228-2100

Mobile: 610-299-6700

NUTRISYSTEM REPORTS FIRST QUARTER 2011 RESULTS

Board of Directors declares dividend of 17.5 cents per share

Fort Washington, PA-April 27, 2011-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the first quarter 2011. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable May 19, 2011, to shareholders of record as of May 9, 2011.

The following are financial highlights for the first quarter ended March 31, 2011:

  Revenues were $132.7 million, compared to $158.8 million for Q1 2010.
  Operating loss from continuing operations was $5.2 million, compared to operating income from continuing operations of $7.8 million for Q1 2010.
  Net loss was $3.4 million, compared to net income of $4.8 million for Q1 2010.
  Net loss per diluted share for the first quarter was 12 cents, compared to net income of 15 cents per diluted share (which included a one cent loss from discontinued operations) for Q1 2010.
  Adjusted EBITDA was $1.1 million, compared to $12.9 million for Q1 2010. Adjusted EBITDA is defined as (loss) income from continuing operations excluding non-cash employee compensation, other expense, interest, income taxes and depreciation and amortization.
  One-time charges related to the Company's February 2011 reduction in force totaled $2.7 million on a pretax basis or $1.7 million after tax, and negatively impacted earnings per share by $0.06 in the quarter.
  Cash and cash equivalents was $48.1 million at March 31, 2011.

Joe Redling, Chairman and Chief Executive Officer, said, "First quarter results improved dramatically after our slow start to the year as consumers responded to our 'Rollback' price promotion, which featured Nutrisystem's best food selections at our lowest prices since 2003. Customer starts improved as the quarter progressed, and we experienced significant gains in response and conversion."

Mr. Redling continued, "We are pleased that our actions and course corrections implemented in the quarter drove better-than-expected first quarter results. We successfully balanced aggressive price promotion with improved marketing efficiency. We expect to selectively leverage price promotions to spur demand in the coming quarters. While this will likely continue to pressure gross margins in 2011, we plan to focus on optimizing in-year profitability through marketing efficiency and cost controls while investing in the development of new products and new sales channels to fuel future growth."

David Clark, Chief Financial Officer, added, "Operating results stabilized over the course of quarter, as we carefully managed marketing spend and discretionary expenses. We are increasing guidance to reflect the better-than-expected first quarter results, and now expect earnings per share for the year to fall in the range of $0.55 to $0.65 for the year. For the second quarter, we expect earnings per share in the range of $0.25 to $0.30."

Mr. Clark continued, "Nutrisystem continues to generate strong cash flow, with operating cash flow of $13.3 million during the quarter. We increased cash balances while paying a 17.5 cent per share dividend and incurring $1.4 million of capital expenditures. We are pleased that the Board of Directors authorized payment of a quarterly dividend in May, reflecting confidence in our expected full year cash flow."

Conference Call and Webcast

Management will host a webcast to discuss first quarter 2011 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website for 30 days. Interested parties unable to access the conference call via the webcast may dial 913-312-0958 and reference conference ID 5606877. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem

Nutrisystem, Inc. (NASDAQ: NTRI) is the number one home delivery weight loss company. Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the Nutrisystem® D™ program, specifically designed to help people with type 2 diabetes who want to lose weight and manage their diabetes. The Nutrisystem programs are based on more than 39 years of nutrition research and the science of the low glycemic index, and offer a variety of great tasting, satisfying high-fiber, good carbohydrate meals that are heart healthy. Nutrisystem was named the "Least Expensive Home Delivery Program" by CBS Money Watch in January 2011. The program has no membership fees and provides weight management support and counseling by trained weight loss coaches and online weight management tools free of charge. Nutrisystem proudly supports the American Diabetes Association in its movement to Stop Diabetes™, as well as to help in increasing awareness of the correlation between weight loss and improvements in diabetes control. For more information or to become a customer visit http://www.nutrisystem.com or call 1-800-891-3215. Follow Nutrisystem on Twitter @nutrisystem and on Facebook at www.Facebook.com/nutrisystem.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for 2011, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended March 31, ~~-----------------------------------------~~
	2011	2010

REVENUE	$ 132,672	$ 158,830

COSTS AND EXPENSES:
Cost of revenue	63,827	72,139
Marketing	49,185	56,605
General and administrative	21,843	19,255
Depreciation and amortization	3,008	2,991
Total costs and expenses	137,863	150,990
Operating (loss) income from continuing operations	(5,191)	7,840
OTHER EXPENSE	-	(35)
INTEREST (EXPENSE) INCOME, net	(287)	56
(Loss) income from continuing operations before income taxes	(5,478)	7,861
INCOME TAX (BENEFIT) EXPENSE	(2,054)	2,962
(Loss) income from continuing operations	(3,424)	4,899
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	-	(98)
Net (loss) income	$ (3,424)	$ 4,801

BASIC (LOSS) INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$ (0.12)	$ 0.16
Loss on discontinued operation	-	-
Net (loss) income	$ (0.12)	$ 0.16
DILUTED (LOSS) INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$ (0.12)	$ 0.16
Loss on discontinued operation	-	(0.01)
Net (loss) income	$ (0.12)	$ 0.15
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	26,802	29,707
Diluted	26,802	30,035
Dividends declared per common share	$ 0.175	$ 0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)
	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 48,059	$ 20,376
Marketable securities	-	20,843
Receivables	12,597	9,256
Inventories, net	24,466	28,747
Prepaid income taxes	7,178	5,513
Deferred income taxes	2,291	1,854
Supplier advances	15,308	15,240
Other current assets	8,764	11,855
Total current assets	118,663	113,684

FIXED ASSETS, net	33,239	34,324
OTHER ASSETS	1,766	1,945
	$ 153,668	$ 149,953
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 33,395	$ 26,435
Accrued payroll and related benefits	3,836	4,874
Deferred revenue	4,813	4,488
Other accrued expenses and current liabilities	6,569	3,867
Total current liabilities	48,613	39,664
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	5,374	5,313
Total liabilities	83,987	74,977

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 28,047,854 at March 31, 2011 and 28,099,812 at December 31, 2010)	26	26
Additional paid-in capital	6,049	3,088
Retained earnings	63,715	71,990
Accumulated other comprehensive loss	(109)	(128)
Total stockholders' equity	69,681	74,976
	$ 153,668	$ 149,953

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31, ~~-------------------------------------~~
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$ (3,424)	$ 4,801
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on discontinued operation	-	98
Depreciation and amortization	3,008	2,991
(Gain) loss on disposal of fixed assets	(28)	65
Share-based expense	3,369	2,143
Deferred income tax expense (benefit)	287	(611)
Loss on sales of marketable securities	26	-
Changes in operating assets and liabilities:
Receivables	(3,341)	(1,455)
Inventories, net	4,281	11,462
Supplier advances, net	(68)	-
Other assets	3,012	4,468
Accounts payable	6,572	6,764
Accrued payroll and related benefits	(1,038)	1,021
Deferred revenue	325	(611)
Income taxes	(2,228)	3,701
Other accrued expenses and liabilities	2,579	2,211
Net cash provided by operating activities of continuing operations	13,332	37,048
Net cash used in operating activities of discontinued operation	-	(133)
Net cash provided by operating activities	13,332	36,915
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(54)	(186)
Sales of marketable securities	20,897	-
Capital additions	(1,384)	(2,964)
Proceeds from the sale of fixed assets	58	-
Net cash provided by (used in) investing activities of continuing operations	19,517	(3,150)
Net cash used in investing activities of discontinued operation	-	(52)
Net cash provided by (used in) investing activities	19,517	(3,202)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	128	101
Equity compensation awards, net	(443)	(1,408)
Payment of dividends	(4,851)	(5,362)
Net cash used in financing activities	(5,166)	(6,669)
Effect of exchange rate changes on cash and cash equivalents	-	19
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,683	27,063
CASH AND CASH EQUIVALENTS, beginning of period	20,376	32,364
CASH AND CASH EQUIVALENTS, end of period	48,059	59,427
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	-	304
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 48,059	$ 59,123

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended March 31, ____________________________________
	2011	2010

Adjusted EBITDA	$ 1,144	$ 12,932
Non-cash employee compensation expense	(3,327)	(2,101)
Other expense	-	(35)
Interest (expense) income, net	(287)	56
Income tax benefit (expense)	2,054	(2,962)
Depreciation and amortization	(3,008)	(2,991)
(Loss) income from continuing operations	$ (3,424)	$ 4,899

Adjusted EBITDA is defined as (loss) income from continuing operations excluding non-cash employee compensation, other expense, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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